UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Credit Facility

On April 18, 2008, YRC Worldwide Inc. (the “Company”) and certain of its foreign subsidiaries entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of August 17, 2007 (the “Credit Agreement”), among the Company, the foreign subsidiaries and the lenders and agents party thereto. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 22, 2007. The Credit Agreement, as amended (the “Credit Facility”), continues to provide the Company with a $950 million senior revolving credit facility, including sublimits available for borrowings under certain foreign currencies, and a $150 million senior term loan.

The Credit Agreement Amendment:

•

increases, until such time as the Company receives a rating of BBB- or better from Standard & Poor’s and Ba1 or better from Moody’s, in each case with a stable outlook (the “Fall Away Event”), the Company’s Total Leverage Ratio (as defined in the Credit Facility) from 3.0x to (i) 3.75x for each of the fiscal quarters ended March 31, June 30 and September 30, 2008 and (ii) 3.5x for each fiscal quarter thereafter; this was a proactive amendment however, as the Company’s Total Leverage Ratio for the fiscal quarter ended March 31, 2008 was below 3.0x;

•

increases the interest rates and fees applicable to the revolving credit facility and term loan as set forth in the definition of “Applicable Rate” in Section 1.01 of the Credit Facility; effective with this amendment, the interest rate on amounts outstanding under the revolving credit facility and term loan is LIBOR plus 100 basis points and LIBOR plus 125 basis points, respectively, and the facility fee for the revolving credit facility is 25 basis points; the Company expects interest expense to increase $1.5 – 4.0 million annually with this amendment;

•

requires the Company and its domestic subsidiaries to pledge the following collateral (i) receivables not secured by the ABS facility (as defined below) or the Company’s captive insurance companies, (ii) intercompany notes not secured by the ABS facility, (iii) fee-owned real estate parcels that have an estimated internal market value of $2.5 million or greater, (iv) 100% of the stock of all domestic subsidiaries of the Company and (v) 65% of the stock of first-tier foreign subsidiaries of the Company other than the Company’s captive insurance companies;

•

requires the Company and its subsidiaries to pledge additional assets, including rolling stock and the remaining real estate if the Total Leverage Ratio exceeds 3.5x at the end of any Test Period (as defined in the Credit Facility) or if the Company receives a rating of BB- or worse from Standard & Poor’s and Ba3 or worse from Moody’s prior to the Fall Away Event;

•	requires each domestic subsidiary of the Company except for YRRFC (as defined below) to guarantee the credit facility; and

•

modifies certain negative covenants (and in certain instances introduces new negative covenants) related to permitted liens, permitted acquisitions, permitted asset sales (and certain related mandatory prepayments from the proceeds thereof) and restricted payments.

Upon the occurrence of the Fall Away Event, (i) security interests in pledged collateral will be released, (ii) all negative covenant provisions (including the Company’s Total Leverage Ratio) and the mandatory prepayment provision will revert to pre-Credit Agreement Amendment levels and concepts and (iii) only material domestic subsidiaries and subsidiaries of the Company that guarantee certain other indebtedness of the Company or its subsidiaries will remain as guarantors.

The holders of USF Bonds and Roadway Bonds (each as defined in the Credit Facility) will receive an equal and ratable lien (pursuant to the terms of the respective bond indentures) in certain assets that are pledged under the Credit Facility. Pursuant to Section 1008 of the USF Bond indenture, holders of USF Bonds are entitled to an equal and ratable lien with respect to stock of the “significant” subsidiaries (as defined in the USF Bond indenture) of YRC Regional Transportation (“Regional”) and any intercompany debt among Regional and its “significant” subsidiaries. Currently, the “significant” subsidiaries are USF Holland, USF Reddaway and YRC Logistics Services. Pursuant to Section 4.06(a) of the Roadway Bond indenture, holders of Roadway Bonds are entitled to an equal and ratable lien with respect to stock of subsidiaries of Roadway LLC (“Roadway”), intercompany debt among Roadway and its subsidiaries and certain property owned by Roadway and its subsidiaries, including certain real estate and rolling stock. The description of the rights of the holders of USF Bonds and Roadway Bonds is qualified by reference to the respective indentures, which are filed as Exhibit 4.3.1 and Exhibit 4.4.1 to the Company’s Form 10-K for the year ended December 31, 2007, respectively.

The description of the Credit Agreement Amendment is qualified by reference to the copy of the Credit Agreement Amendment included with this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Asset-Backed Securitization Facility

On April 18, 2008, the Company renewed its asset-backed securitization (“ABS”) facility. The renewed facility will expire on April 16, 2009. The renewed facility (i) reduces the financing limit available under the ABS facility from $700 million to $600 million, (ii) reduces the letters of credit sublimit from $325 million to $125 million, (iii) modifies the Total Leverage Ratio consistent with the Credit Agreement Amendment described above, (iv) increases the loss and discount reserve requirements and (v) increases the administrative fee (calculated based on financing limit) and program fee (calculated based on utilization) to 50 basis points and 75 basis points, respectively. The interest rate under the ABS facility for conduits continues to be a variable rate based on A1/P1 rated commercial paper (weighted average interest rate of 3.35% at March 31, 2008), plus the program fee. The interest rate for Wachovia Bank, National Association is one-month LIBOR, plus 100 basis points, as Wachovia will no longer use a conduit to purchase receivables under the ABS facility. The Company expects interest expense to increase up to $4.0 million annually with this renewal.

The ABS facility utilizes the accounts receivables of the following subsidiaries of the Company: Yellow Transportation, Inc.; Roadway Express, Inc.; USF Holland Inc.; and USF Reddaway Inc. (the “Originators”). Yellow Roadway Receivables Funding Corporation (“YRRFC”), a special purpose entity and wholly owned subsidiary of the Company, operates the ABS facility. Under the terms of the renewed ABS facility, the Originators may transfer trade receivables to YRRFC, which is designed to isolate the receivables for bankruptcy purposes. A third-party conduit or committed purchaser must purchase from YRRFC an undivided ownership interest in those receivables. The percentage ownership interest in receivables that the conduits or committed purchasers purchase may increase or decrease over time, depending on the characteristics of the receivables, including delinquency rates and debtor concentrations.

In connection with the renewal of the ABS facility, the Company unconditionally guaranteed to YRRFC the full and punctual payment and performance of each of the Originators obligations under the ABS facility. YRRFC has pledged its right, title and interest in the guarantee to the Administrative Agent, for the benefit of the purchasers, under the Third Amended and Restated Receivables Purchase Agreement.

The description of the Third Amended and Restated Receivables Purchase Agreement, the agreement that effects the ABS facility renewal, is qualified by reference to the copy of the Third Amended and Restated Receivables Purchase Agreement included with this Form 8-K as Exhibit 10.2 and incorporated herein by reference. Certain exhibits to the Third Amended and Restated Receivables Purchase Agreement have not been filed with the exhibit. These exhibits contain various items related to the forms of documents executed or to be executed in connection with the operation of the Third Amended and Restated Receivables Purchase Agreement. The Company agrees to furnish in a supplemental filing any omitted exhibits to the SEC upon request.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated as of April 18, 2008, to the Credit Agreement, dated as of August 17, 2007, among the Company, the Canadian Borrower, the UK Borrower, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as an uncommitted purchaser; the financial institutions party thereto as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer; SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, ABN AMRO Bank, N.V., as Amsterdam Agent, and JPMorgan Chase Bank, N.A., Falcon Agent and as Administrative Agent.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, identified by the word “expects”.

The Company’s expectations regarding its interest expense are only its expectations regarding this expense. Actual interest expense could differ based on a number of factors, including (among others) the Company’s revenue and profitability results and the factors that affect revenue and profitability results (including the risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007), the amount and character of, and the interest rate on, the Company’s outstanding debt and any financings the Company may enter into in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 18, 2008	By:	/s/ Daniel J. Churay
Daniel J. Churay Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1, dated as of April 18, 2008, to the Credit Agreement, dated as of August 17, 2007, among the Company, the Canadian Borrower, the UK Borrower, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as an uncommitted purchaser; the financial institutions party thereto as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer; SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, ABN AMRO Bank, N.V., as Amsterdam Agent, and JPMorgan Chase Bank, N.A., Falcon Agent and as Administrative Agent.